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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 15, 1997 in the Registration Statement (Form S-1, No. 333-46197) and related Prospectus of Ursus Telecom Corporation for the registration of 1,925,000 shares of its common stock, 150,000 representative's warrants and 150,000 shares of common stock underlying the representative's warrants.

                                                 /s/ ERNST & YOUNG LLP


Miami, Florida
April 21, 1998